Exhibit 99.1

CHENIERE ENERGY, INC. NEWS RELEASE

Cheniere Announces Cash Tender Offer for the Cheniere Corpus Christi Holdings, LLC 7.000% Senior Secured Notes due 2024

HOUSTON—(BUSINESSWIRE)—Cheniere Energy, Inc. (“Cheniere”) (NYSE American: LNG) announced today that it has commenced a cash tender offer to purchase any and all of the $1.25 billion aggregate principal amount of the outstanding 7.000% Senior Secured Notes due 2024 (the “Notes”) issued by Cheniere Corpus Christi Holdings, LLC (“CCH”) on the terms set forth in the table below.

Series of Notes(1)	CUSIP Numbers	Aggregate Principal Amount Outstanding	U.S. Treasury Reference Security(2)	Bloomberg Reference Page(2)	Fixed Spread(2)
7.000% Senior Secured Notes due 2024	16412X AD7, 16412X AA3	$1,250,000,000	0.75% UST due December 31, 2023	PX4	50 bps

(1)	The issuer of the Notes is CCH, which is a wholly-owned subsidiary of Cheniere.
(2)

The consideration (the “Consideration”) payable per $1,000 principal amount of Notes validly tendered and accepted for purchase will be based on the fixed spread specified in the table above, plus the yield to maturity of the U.S. Treasury Reference Security based on the bid-side price of the U.S. Treasury Reference Security specified above at 11:00 a.m., New York City time, on December 9, 2022 (such date as it may be extended, the “Price Determination Date”). The Consideration does not include accrued interest, which will be paid on Notes accepted for purchase by us as described herein.

The tender offer is being made solely pursuant to the terms and conditions set forth in an Offer to Purchase, dated December 5, 2022. Holders of the Notes are urged to carefully read the Offer to Purchase before making any decision with respect to the tender offer. The tender offer is not conditioned on any minimum amount of Notes being tendered. Subject to applicable law, Cheniere may amend, extend or terminate the tender offer in its sole discretion. Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

The tender offer will expire at 5:00 p.m., New York City time, on December 9, 2022, unless extended or terminated by Cheniere (such time and date, as the same may be extended or terminated by Cheniere in its sole discretion, subject to applicable law, the “Expiration Date”). Tendered Notes may be withdrawn at or prior to the Expiration Date by following the procedures in the Offer to Purchase, but may not thereafter be validly withdrawn, unless otherwise required by applicable law.

Holders of Notes must validly tender and not validly withdraw their Notes, or submit a Notice of Guaranteed Delivery and comply with the related procedures, prior to the Expiration Date in order to be eligible to receive the Consideration. Accrued and unpaid interest will be paid on all Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the settlement date, which is expected to be on or about December 14, 2022. On the Price Determination Date, unless extended, Cheniere will issue a press release specifying, among other things, the Consideration for the Notes validly tendered and accepted.

For holders who deliver a Notice of Guaranteed Delivery and all other required documentation at or prior to the Expiration Date, upon the terms and subject to the conditions set forth in the Offer to Purchase and Notice of Guaranteed Delivery, the deadline to validly tender Notes using the guaranteed delivery procedures will be the second business day after the Expiration Date and is expected to be 5:00 p.m., New York City time, on December 13, 2022.

Concurrently with, or shortly after, the commencement of the tender offer, CCH intends to issue a notice of redemption for all or a portion of the Notes that remain outstanding following the consummation or termination of the tender offer. Any such redemption would be made in accordance with the terms of the Base Indenture, as supplemented by the Third Supplemental Indenture (together, the Indenture), pursuant to which the Notes were issued, which provides for a make-whole redemption price based on the treasury rate plus 50 basis points. Neither this statement of intent nor similar statements of such intent included elsewhere in this press release shall constitute a notice of redemption under the Indenture. Any such notice, if made, will only be made in accordance with the provisions of the Indenture.

Cheniere has retained BofA Securities to act as the dealer manager and D.F. King & Co., Inc. to act as the tender and information agent for the tender offer. For additional information regarding the terms of the tender offer, please contact BofA Securities at (980) 388 3646, (888) 292 0070, or debt_advisory@bofa.com. Requests for copies of the Offer to Purchase and questions regarding the tendering of Notes may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for banks and brokers) or (888) 280-6942 (all others, toll-free) or email cheniere@dfking.com. The Offer to Purchase, and the related Notice of Guaranteed Delivery can be accessed at the following link: www.dfking.com/cheniere.

This press release is for informational purposes only and does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any securities nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.

None of Cheniere, the tender and information agent, the dealer manager or the trustee (nor any of their respective directors, officers, employees or affiliates) makes any recommendation as to whether holders should tender their Notes pursuant to the tender offer, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decisions as to whether to tender their Notes, and, if so, the principal amount of Notes to tender.

About Cheniere

Cheniere Energy, Inc. is the leading producer and exporter of LNG in the United States, reliably providing a clean, secure, and affordable solution to the growing global need for natural gas. Cheniere is a full-service LNG provider, with capabilities that include gas procurement and transportation, liquefaction, vessel chartering, and LNG delivery. Cheniere has one of the largest liquefaction platforms in the world, consisting of the Sabine Pass and Corpus Christi liquefaction facilities on the U.S. Gulf Coast, with total production capacity of approximately 45 mtpa of LNG in operation and an additional 10+ mtpa of expected production capacity under construction. Cheniere is also pursuing liquefaction expansion opportunities and other projects along the LNG value chain. Cheniere is headquartered in Houston, Texas, and has additional offices in London, Singapore, Beijing, Tokyo, and Washington, D.C.

For additional information, please refer to the Cheniere website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, statements regarding the intended conduct, timing and terms of the tender offer and any future actions by Cheniere or Cheniere Corpus Christi Holdings, LLC in respect of the Notes. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

Cheniere Contacts

Investors
Randy Bhatia	713-375-5479
Frances Smith	713-375-5753

Media Relations
Eben Burnham-Snyder	713-375-5764
Phil West	713-375-5586